Exhibit 10.3

Rental Agreement

This agreement is entered into between Retrieve Medical Inc. (“Retrieve”) and NeuroSpectrum Insights, Inc. (“NeuroSpectrum”) effective on April 1, 2024.

The parties agree as follows:

1.	Retrieve shall provide suitable office space and use of conference facilities in the premises presently leased by Retrieve at 376 Main Street, Bedminster, NJ, at the price of $2,000 per month.

2.	The office space rented to NeuroSpectrum shall be referred to as Suite 105 at the above address.

3.	This rental agreement is a month-to-month arrangement.

RETRIEVE MEDICAL INC.		NEUROSPECTRUM INSIGHTS, INC.

By:	/s/ Jerry Swon	By:	/s/ Andrew Stewart
	Jerry Swon, CEO		Andrew Stewart, CEO